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                                                                EXHIBIT 10.22.1

                  FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT

Entered into in Haifa, Israel this 13th day of March, 1997 Between

1.      Elbit Ltd., a company incorporated in Israel (hereinafter "Elbit")

                and

2. MRV Communications, Inc., (hereinafter "MRV") a company incorporated in the State of Delaware, U.S.A.

WHEREAS, Elbit and MRV have previously entered into an Asset Purchase Agreement "Purchase Agreement" dated September 26, 1996; and

WHEREAS, Elbit and MRV desire to amend certain terms and conditions of the Purchase Agreement.

NOW, THEREFORE, the parties hereby agree as follows.

Section 1.      Definitions

        1.1 Capitalized terms used in this First Amendment shall have the meanings ascribed to them in the Purchase Agreement.

Section 2.      LC Shares

        2.1 At Closing A (as referenced in section 5.1 below), MRV shall pay to Elbit the sum of $4,230,000 plus interest thereon from January 1, 1997 to date of payment, being for the total sum of $4,300,853.00, by way of deposit in Elbit's account # 18554 at Israel Discount Bank, Ltd, Main Branch, Branch #070.

        2.2 At Closing A, Elbit shall deliver to MRV the certificates for 184,381 LC shares, described in Section 2(a)(ii) of the Purchase Agreement.

        2.3 Upon Closing A, Elbit shall relinquish any claim to all payments due under Section 2(a)(ii) to the Purchase Agreement and to the LC Shares and in connection thereof including those arising from the Letter of Credit it previously received from MRV according to Section 2(a)(ii) of the Purchase Agreement, Subject to the provisions of 3.1 below.

Section 3.      Additional Shares

        3.1 Upon Closing B (as referenced in Section 5.2 below) MRV shall immediately instruct Bank of America to amend the LC with wording in a manner acceptable to both parties to increase the amount thereof to the amount of $6,535,682 for the purpose of securing that Elbit shall receive from the proceeds of the sale of the Additional Shares described in Section 2(a)(iii) of the Purchase Agreement no less than $6,300,000 plus interest thereon from January 1, 1997 to date of realization at the rate of .67% per month, or pro rata for any part thereof. The amendment to the LC shall be issued by Bank of America and shall extend the expiration date to June 15, 1997 and shall provide as follows:

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            In the event that Elbit certifies any time after May 31, 1997 and prior to June 15, 1997 that Elbit had not realized from the sale, if any, of the Additional Shares a minimum of $6,300,000 plus interest thereon from January 1, 1997 to date of realization at the rate of .67% per month, or pro rata for any part thereof, Elbit shall have the right to draw upon the Letter of Credit in the amount which equals the difference between (a) $6,300,000 plus interest thereon from January 1, 1997 to the date of drawdown at the rate of .67% per month, or pro rata for any part thereof, and (b) any lesser amount realized, if any, by Elbit from the sale of the Additional Shares (the "Shortfall").

       3.2 Elbit shall continue to sell the 274,610 Additional Shares at least until May 31, 1997. Sales of the Additional Shares, if made, shall be made by Elbit in such quantities and through such brokers as may be approved in advance and in writing, by MRV who will bear all the fees and expenses of such brokers in connection with such sales. Such sales of the Additional Shares shall be made at no less than the prevailing bid price at the time of sale; provided, however, that in no event shall Additional Shares be sold for less than $23 per share. The shares shall continue to be held by David Stone as Trustee for Elbit until such time as they are sold or are to be returned to MRV. Upon Closing B Elbit shall instruct David Stone to exchange one of the certificates that is now held that is for 270,000 shares for 27 certificates of 10,000 shares each through American Stock Transfer and Trust. In accordance with instructions received from Elbit, David Stone will transfer all or any of the said stock certificates to the broker/s or their nominee/s in order to complete any sale transaction contemplated by this Agreement.

       3.3 If prior to June 15 Elbit receives proceeds equal to or exceeding $6,300,000 plus interest thereon from January 1, 1997 to date of realization at the rate of .67% per month, or pro rata for any part thereof, Elbit shall immediately return the LC and notice of cancellation thereof to Bank of America at the office of issuance.

       3.4 Upon receipt by Elbit of any amounts in excess of $6,300,000 plus interest thereon from January 1, 1997 to date of realization at the rate of .67% per month, or pro rata for any part thereof from the sale of the Additional Shares, Elbit shall promptly return such amounts together with any unsold Additional Shares to MRV.

       3.5 This First Amendment supersedes and replaces the obligations of MRV contained in the Purchase Agreement with respect to the Additional Shares. Any rights or demands available to Elbit from MRV with respect to the Additional Shares as described in the Purchase Agreement are waived in favor of the rights with respect to such shares described in this section 3 of this First Amendment.

Section 4.  Security Shares

       4.1 Until receipt of the amendment to the LC as indicated in Section 3.1 above, the MRV Shares held by Argom Trustees (1992) Ltd ("Argom") shall secure payment of the Shortfall to Elbit. These MRV Shares shall be held by Argom as Trustee on behalf of Buyer and Elbit and shall be released to Elbit upon notification by Elbit to Argom, no earlier than May 31, 1997, that it has incurred a Shortfall. The parties will promptly instruct Argom accordingly.

       4.2 Upon receipt of the amendment to the LC as indicated in Section 3.1 above, Elbit shall instruct Argom to immediately return the 137,305 shares given to Elbit as security by MRV according to Section 2(g) of the Purchase Agreement. Any rights or demands available to Elbit from MRV with respect to these security shares as described in the Purchase Agreement are waived in favor of the rights given to Elbit by MRV with respect to the LC described in Section 3 and Section 4.1 of this First Amendment.
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Section 5.      Time and Place of Closing
        5.1 Closing A shall be held at Elbit's Haifa office on March 13, 1997, at 12:00 noon.

        5.2 Closing B shall be held at Elbit's Haifa office on March 19, 1997, at 12:00 noon.

        5.3 The parties shall execute such additional documents and perform such additional acts as may be necessary or convenient to carry out the intent and purpose of this First Amendment.

Section 6.      Continued Validity

        6.1 All terms and conditions of the Purchase Agreement save those amended by this First Amendment shall remain in full force and effect.

IN WITNESS WHEREOF, THE PARTIES HAVE HEREUNTO SET THEIR HAND UPON THE DATE FIRST ABOVE WRITTEN.

ELBIT LTD                       MRV COMMUNICATIONS, INC.

By:   V. BRAUCHI                By:    EDMUND GLAZER
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Title:                          Title:  CHIEF FINANCIAL OFFICER
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Sig:  /s/ V. BRAUCHI            Sig:  /s/ EDMUND GLAZER
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